THE HUDSON RIVER TRUST
                                 SALES AGREEMENT

         AGREEMENT, dated as of ________, 1995, by and among Equico Securities, Inc. ("Equico"), The Equitable Life Assurance Society of the United States ("Insurer"), Equitable Distributors, Inc. ("Broker-Dealer") and Insurer's Separate Account No. 45 (the "Separate Account").

                              W I T N E S S E T H:

         WHEREAS, Equico is a principal underwriter of The Hudson River Trust (the "Trust"), a series mutual fund whose shareholders are separate accounts ("Eligible Separate Accounts") of insurance companies ("Participating Insurance Companies"), pursuant to a Distribution Agreement ("Distribution Agreement");

         WHEREAS, such Participating Insurance Companies issue, among other products, variable life insurance and annuity products ("Variable Products") whose net premiums, contributions or other considerations are allocated to Eligible Separate Accounts for investment in the Trust, and shares of the Trust are not sold except in connection with such Variable Products;

         WHEREAS, the Trust is registered as an open-end investment company under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, the Board of Trustees of the Trust may, in its sole discretion, determine that certain portfolios shall be available only to certain types of Variable Products or to a single insurer and its affiliates;

         WHEREAS, Insurer issues Variable Products, whose net premiums are allocated to the Separate Account, and which are eligible for investment in the Trust's portfolios;

         WHEREAS, Broker-Dealer, an affiliate of Insurer, will distribute the Variable Products, either directly or indirectly under selling agreements with one or more affiliated or non-affiliated broker-dealers;

         WHEREAS, Broker-Dealer and Equico are each registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and each is a member of the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS, Equico, Insurer and Broker-Dealer wish to define and describe the conditions under which shares of the Trust will be made available for investment by the Separate Account.

         NOW, THEREFORE, Equico, Insurer, Broker-Dealer and the Separate Account hereby agree as follows:

         1. The Board of Trustees of the Trust has adopted a Policy on Conflicts (the "Policy"). This Agreement shall be subject to the provisions of the Policy, the terms of which shall be incorporated herein by reference, made a part hereof and controlling. The Policy may be amended or superseded, without prior notice, and this Agreement shall be deemed amended to the extent the Policy is amended or superseded. Insurer, Broker-Dealer and the Separate Account each represent and warrant that it will act in a manner consistent with such Policy as so

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

set forth and as it may be amended or superseded, so long as it owns any Trust shares. This provision shall survive the termination of this Agreement.

         2. Equico will make available to the Separate Account shares of the Trust's portfolios in connection with Variable Products funded by the Separate Account only as set forth on Schedule A hereto. Schedule A may be modified from time to time by written agreement of the parties.

         3. Purchases and redemptions of shares will be at net asset value for the appropriate portfolio, computed as set forth in the most recent Trust prospectus and Statement of Additional Information (respectively, "Trust Prospectus" and "SAI") and any supplements thereto, and shall be submitted by Insurer to the Trust's transfer agent pursuant to procedures and in accordance with payment provisions adopted by the parties from time to time.

          Trust shares may not be sold or transferred except to an Eligible Separate Account and only in accordance with Schedule A.

         4. (a) In good faith and as soon as practicable, Equico will provide, at Trust expense, camera ready copy of the current Trust Prospectus and SAI and any supplements thereto for distribution by Insurer with the prospectus for the Variable Products, and camera ready copy of Trust proxy materials, annual and semi-annual reports, and any supplements thereto. To the extent that the foregoing documents are distributed by Insurer to existing owners of Variable Products, Equico will request reimbursement from the Trust for the printing and mailing costs associated with such distribution, upon receipt from Insurer of adequate documentation for presentation to the Trust. Equico will use its best efforts to coordinate with Insurer and to provide notice of anticipated filings or supplements. Insurer may alter the form of the Trust Prospectus, SAI, annual and semi-annual reports, proxy statements or other Trust documents, with the prior approval of the Trust's officers. Insurer shall bear all costs associated with such alteration of form. Insurer is not authorized (i) to give any information or make any representations concerning the Trust, its shares or operations except those contained in the most recent Trust Prospectus and SAI and any supplements thereto, or (ii) to use any description of the Trust in any sales literature or advertising (including brochures, letters, illustrations and other similar materials, whether transmitted directly to potential purchasers of Variable Products or published in print or audio-visual media), except in either case as Equico or officers of the Trust may authorize in advance, which authorization will not be unreasonably withheld or delayed.

          Insurer and Broker-Dealer shall indemnify and hold harmless Equico from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which Equico may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, improper, fraudulent or unauthorized acts or omissions by Insurer or Broker-Dealer or their respective employees, agents or representatives, including but not limited to improper solicitation of applications for Variable Products.

            (b) Equico will indemnify and hold harmless Insurer, Broker-Dealer and the Separate Account against any losses, claims, damages or liabilities, to which Insurer or the Separate Account may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Trust Prospectus and/or SAI or any supplements thereto, (ii) the omission or alleged omission to state any material fact required to be stated in the Trust Prospectus and/or SAI or any supplements thereto or necessary to make the statements therein not misleading, or (iii) other misconduct or negligence of Equico in its capacity as a distributor of the Trust; and will reimburse Insurer, Broker-Dealer or the Separate Account for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that Equico shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Trust Prospectus and/or SAI or any such supplement in good faith reliance upon and in conformity with written information furnished by Insurer or Broker-Dealer specifically for use in the preparation thereof.

          Equico shall not indemnify Insurer, Broker-Dealer or the Separate Account for any action where an applicant for the Variable Products or a policyholder was not furnished or sent or given, at or prior to written confirmation of the sale of the Variable Products and at such later times as required by state or federal securities laws, a copy of the prospectus relating to the Variable Products together with the Trust Prospectus, any supplements to the Trust Prospectus Equico may furnish to Insurer and, if requested by the applicant from Insurer or required by applicable law, the Trust SAI and any supplements thereto and, as required by applicable law, the Trust's annual and semi-annual reports, other required reports and proxy statements.

         5. This Agreement shall terminate automatically if it shall be assigned. The Agreement shall also terminate automatically if the Distribution Agreement shall terminate.

         6. If Equico is notified that the Distribution Agreement will be terminated and that it shall cease to be the principal underwriter of the Trust, Equico shall immediately notify the other parties in writing of such termination, and this Agreement shall continue in effect until the effective date of the termination of the Distribution Agreement. This Agreement may be terminated by any party at any time on one hundred eighty days' written notice to the other parties, without the payment of any penalty.

         7. This Agreement shall be subject to the provisions of the 1940 Act, the 1934 Act and the Securities Act of 1933 and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the 1940 Act and no-action positions as the Securities and Exchange Commission or its staff may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempt from section 15(b)(2) of the Investment Company Act by order of the Securities and Exchange Commission or any transaction as to which the staff of the Securities and Exchange Commission has taken a no-action position.

          Insurer and Broker-Dealer shall each, in connection with its obligations hereunder, comply with all laws and regulations applicable thereto, whether federal or state, and whether relating to insurance, securities or other general areas, including but not limited to the record keeping and sales supervision requirements of such laws and regulations.

          Equico shall immediately notify Insurer and Broker-Dealer of the issuance by any regulatory body of any stop order with respect to the Trust Prospectus or SAI or the initiation of any proceeding for that purpose or for any other purpose relating to the registration or an offering of shares of the Trust and of any other action or circumstances that may prevent the lawful offer or sale of shares of the Trust in any state or jurisdiction.

         8. Insurer, Broker-Dealer and Equico shall submit to all regulatory and administrative bodies having jurisdiction over the operations of Insurer, Broker-Dealer, Equico or the Trust, present or future, any information, reports or other material which any such body by reason of this Agreement may request or require as authorized by applicable laws or regulations.

          Equico shall keep confidential any information about Insurer's Variable Products or policy owners obtained pursuant to this Agreement and shall disclose such information only if Insurer or Broker-Dealer has authorized such disclosure, or if such disclosure is required by state or federal regulatory bodies, as authorized by applicable law. Equico will notify Insurer and Broker-Dealer of disclosures required by regulatory bodies as soon as possible.

          Equico agrees that all records and other data pertaining to the Variable Products are the exclusive property of Insurer and that any such records and other data, whether maintained in written or electronic format, shall be furnished to Insurer by Equico upon termination of this Agreement for any reason whatsoever.

This shall not preclude Equico from keeping copies of such data or records for its own files subject to the provisions of this paragraph.

         9.  Insurer   retains  the  ultimate   right  of  control   over,   and
responsibility for marketing the Variable Products.

         10. Equico represents that neither Equico nor any person employed in any material connection with respect to the services provided pursuant to this
Agreement:

             (a) Within the last 10 years has been convicted of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code; or

             (b) Within the last 10 years has been found by any state regulatory authority to have violated or has acknowledged violation of any provision of any state insurance law involving fraud, deceit or knowing misrepresentation; or

             (c) Within the last 10 years has been found by any federal or state regulatory authorities to have violated or have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

         11. Equico, Broker-Dealer and Insurer each represent that no commission or other fee shall be charged or paid to any person or entity in connection with the sale or purchase of the Trust's shares to or from the Separate Account, other than regular salary or wages.

         12. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written. The effective date of this Agreement shall be the date first above written.


                            EQUICO SECURITIES, INC.
Attest:


_______________________     By:______________________________________


                            THE EQUITABLE LIFE ASSURANCE
                            SOCIETY OF THE UNITED STATES
Attest:


_______________________     By:______________________________________

                                            EQUITABLE DISTRIBUTORS, INC.
Attest:


                                            By:______________________________


                                            SEPARATE ACCOUNT NO. 45

                                            By:  THE EQUITABLE LIFE ASSURANCE
                                                 SOCIETY OF THE UNITED STATES
                                                 as depositor
Attest:


_________________________                   By:______________________________





FFQ_1.DOC/20006
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                                      -10-

                                   SCHEDULE A

                                Name of Portfolio
                                -----------------

                                  Common Stock
                                  Money Market
                                Aggressive Stock
                                     Global
                                  International
                             Conservative Investors
                                Growth Investors
                                  Quality Bond
                       Intermediate Government Securities
                                Growth and Income











FFQ_1.DOC/20006
1/9/95



                                      -11-